Exhibit 99

                   SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT

                                AUTHORIZATION FOR

                               FFLC BANCORP, INC.

           Authorization Agreement for Automatic Dividend Reinvestment

Company Name: FFLC Bancorp, Inc.                         Tax ID No.:  59-3204891

[ ] Full Reinvestment: I (we) hereby authorize FFLC Bancorp, Inc. to pay to Registrar and Transfer Company as my (our) agent for my (our) account all cash dividends due to me (us) on shares of FFLC Bancorp, Inc. Common Stock for which I (we) am (are) the holder of record. I (we) want to reinvest dividends on all shares registered in my (our) name(s) for the purchase of full or fractional shares of FFLC Bancorp, Inc.
         Common Stock in accordance with the terms of the FFLC Bancorp, Inc. Dividend Reinvestment Plan ("Plan").

[ ] Partial Reinvestment: I (we) hereby authorize FFLC Bancorp, Inc., to pay to Registrar and Transfer Company as my (our) agent for my (our) account all cash dividends due to me (us) on _________ shares of FFLC Bancorp, Inc., Common Stock for which I(we) am (are) the holder of record. I (we) want to reinvest dividends on the indicated number of shares registered in my (our) name(s) for the purchase of full or fractional shares of FFLC Bancorp, Inc., Common Stock in accordance with the terms of the Plan.

[ ] Optional Cash Payment: I (we) enclose herewith my (our) check (money order) payable to Registrar and Transfer Company, Administrator, in the sum of $_______ and hereby authorize Registrar and Transfer Company as my (our) agent to invest the entire proceeds from that check (money order) in full or fractional shares of FFLC Bancorp, Inc., in accordance with the terms of the Plan.

I understand that the purchase of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying Registrar and Transfer Company in writing.

This authorization form, when signed, should be mailed to: Registrar and Transfer Company, ATTN: Dividend Reinvestment Department, 10 Commerce Drive, Cranford, New Jersey 07016. An addressed, postage-prepaid envelope is provided for that purpose.

NAME(S): _______________________________________________________________________
                                 (Please Print)

TAX ID NO. ________________________     DAYTIME PHONE (    )____________________

DATE: _____________________________     SIGNED: ________________________________

DATE: _____________________________     SIGNED: ________________________________